UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 Engineers Lane
Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

February 2, 2017

Item 8.01. Other Events.

On February 2, 2017, Cemtrex, Inc. (the “Company”) completed the final closing of its rights offering of units consisting of shares of the Company’s Series 1 Preferred Stock and Series 1 Warrants, raising an additional $456,880. With the final closing, the total subscription proceeds received by the Company in its rights offering and related standby placement amounted to $14,018,750, before payment of the dealer-manager fee and other offering expenses.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Registration Statement on Form S-1 declared effective by the SEC on December 12, 2016 that the Company faces that could cause actual results, including all matters relating to the rights offering and all matters relating to the Company’s future financial results, to be materially different from those that may be set forth in forward-looking statements made by the Company. The closing of the rights offering and the issuance of the shares of preferred stock and warrants pursuant thereto are subject to the matters described in such Registration Statement. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by federal securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: February 3, 2017	By:	/s/ Saagar Govil
Saagar Govil
Chairman, Chief Executive Officer and President